Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES SECOND QUARTER

RESULTS AND PROVIDES UPDATE TO TOTAL YEAR GUIDANCE

THE WOODLANDS, Texas, August 9, 2018 / PR Newswire / - TETRA Technologies, Inc. (“TETRA”) (NYSE:TTI) today announced consolidated second quarter 2018 net loss per share before discontinued operations attributable to TETRA stockholders of $0.05.  This compares to consolidated net loss of $0.10 per share before discontinued operations attributable to TETRA stockholders in the first quarter of 2018, and a net loss per share before discontinued operations attributable to TETRA stockholders of $0.04 in the second quarter of 2017.

TETRA's adjusted per share results attributable to TETRA stockholders for the second quarter of 2018, before discontinued operations excluding special items, were earnings per share of $0.03.  This compares to adjusted loss per share of $0.06 in the first quarter of 2018 and adjusted earnings per share of $0.02 in the second quarter of 2017 before discontinued operations, which exclude special items detailed later in this press release.

Second quarter 2018 revenue before discontinued operations was $260 million, an increase of 30% from the first quarter of 2018 and an increase of 45% from the second quarter of last year.

(Adjusted earnings/loss per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.)

Second Quarter 2018 Results
	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Thousands, Except per Share Amounts)
Revenue before discontinued operations	$260,072	$199,381	$179,931
Loss before discontinued operations	(12,132)	(21,057)	(7,966)
Adjusted EBITDA before discontinued operations (1)	46,285	26,222	28,865
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.05)	(0.10)	(0.04)
Adjusted EPS attributable to TETRA stockholders(1)	0.03	(0.06)	0.02
GAAP net cash provided (used) by operating activities	19,134	(31,261)	19,977
TETRA only adjusted free cash flow before discontinued operations (1)	18,018	(29,917)	11,327

   (1) Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Second Quarter Highlights include:

•

Adjusted EBITDA was 17.8% of revenue and increased $20 million (77%) from the first quarter of this year reflecting strong contributions from the recent SwiftWater acquisition, better pricing across the onshore segments, returns from recent capital investments and the benefit of seasonality in our Europe fluids business.  Profit before taxes was a loss of $9.7 million.

•

Water & Flowback Services adjusted EBITDA increased 74% from the first quarter of 2018 to $20 million driven by a full quarter from the SwiftWater acquisition, continued improvements in the water management and flow back operations in multiple basins aided by higher pricing and incremental investments.  Profit before taxes was $8.3 million, 9.9% of revenue.

•

Completion Fluids & Products adjusted EBITDA increased 122% from the first quarter of 2018 to $13.7 million, driven by the seasonal nature of our Europe Chemicals business and stronger U.S. activity.  Profit before taxes was $10.0 million, 13% of revenue.

•

Compression Services adjusted EBITDA increased 19% from the first quarter of 2018 to $22.4 million on higher equipment sales and price increases on the compression services fleet.  Loss before taxes was $8.7 million, an improvement from a $14 million loss in the first quarter of 2018. New equipment orders during the second quarter were $25 million.  In July of 2018 an additional order of $18 million was secured.  These orders reflect the strong demand for incremental compression equipment to gather, move and process associated gas in the Permian Basin.

•

Entered into a global joint marketing and development agreement with Halliburton for the sale and distribution of TETRA's proprietary family of TETRA CS Neptune® completion fluids. The collaborative agreement also fosters and drives further development of other oil and gas drilling and completion fluids based on their respective technologies and resource capabilities.

Stuart M. Brightman, TETRA’s Chief Executive Officer, stated, “We are very pleased with the accelerated rate of improvement as each segment saw a material sequential improvement in revenue and adjusted EBITDA.  Our strong presence in the US onshore markets, aided by the recent acquisition of SwiftWater, is meaningfully impacting our results.  We are seeing better pricing and stronger equipment utilization in each of our segments.  We are also seeing preliminary signs of an international recovery and new offshore projects being initiated, including a significant deepwater Gulf of Mexico completion fluids project for 2019.  Our vertically integrated completion fluids network positions us well to capitalize on this recovery.

“We announced earlier in the quarter the agreement with Halliburton to further capitalize on this expected recovery by jointly marketing our innovative industry leading TETRA CS Neptune® completion fluids technology.  We are very pleased to have this agreement in place with a leading global fluids provider such as Halliburton.  TETRA CS Neptune©  completion fluids are unique zinc-free, clear brine completion fluids that have significant potential for growth through global applications and as base fluids for other applications, such as packer and reservoir drill-in fluids.  We look forward to working with Halliburton to expand sales and jointly develop new offerings and expect this to be a great relationship for years to come, especially as deepwater drilling activity comes back.

“Water & Flowback Services second quarter 2018 revenue increased 37% sequentially to $83.6 million led by a full quarter of SwiftWater operations and overall significantly stronger activity in the U.S. shale plays.  In the second quarter of 2018, SwiftWater generated $28.6 million of revenue and $5.2 million profit before taxes, inclusive of $1.6 million of depreciation expense. The financial results of this acquisition are outperforming our acquisition expectations.  We have been able to successfully cross sell our TETRA Steel™ 1200 proprietary lay-flat hose technology.  We continue to see significant opportunities in this division and have increased our projected investments in capital given the strong returns from high utilization and better pricing as customers continue to deal with high volumes of water to complete fracking operations and handle high volumes of flow back sand and produced water.  In addition to the Permian market, we are experiencing continued strong financial results in the Rockies, MidCon, Northeast and most recently also in South Texas.  Water & Flowback Services profit before taxes was $8.3 million (9.9% of revenue), while adjusted EBITDA was $20.1 million (24.1% of revenue).

“Completion Fluids & Products revenue was $76.6 million for the second quarter of 2018, an increase of 44% from the first quarter of 2018.  We are working with two major customers on the timing for TETRA CS Neptune® opportunities.  We expect both opportunities to materialize by year-end.  Completion Fluids & Products Division profit before taxes was $10.0 million (13.0% of revenue), while adjusted EBITDA was $13.7 million (17.9% of revenue).”

“Second quarter 2018 Compression revenue increased 17% sequentially to $99.9 million.  Compression Services gross margin excluding depreciation improved to 46.2% in the second quarter from 41.6% in the first quarter of 2018.  New equipment orders of $25 million were received in the second quarter and another $18 million order was received in late July, reflecting our customers’ continued strong demand for compression to move associated gas.  Our backlog was $102 million at the end of the second quarter.  Compression loss before tax for the second quarter of 2018 was $8.7 million compared to a $14.0 million loss for the first quarter of 2018 and $6.2 million loss for the second quarter of 2017.  Adjusted EBITDA was $22.4 million in the second quarter, compared to $18.9 million in the first quarter.  On July 20, 2018, CSI Compressco LP declared a cash distribution attributable to the second quarter of 2018 of $0.1875 per outstanding common unit, which will be paid on August 14, 2018 to common unitholders of record as of the close of business on August 1, 2018.  The distribution coverage ratio for the second quarter of 2018 was 0.65X.”

Free Cash Flow and Balance Sheet

Consolidated net cash from operating activities for the second quarter of 2018 was $19.1 million, compared to a net use of cash of $31.3 million in the first quarter of 2018.  TETRA only adjusted free cash flow in the second quarter was positive $18.0 million.  Consolidated net debt was $741 million, while TETRA only net debt was $159 million.  At the end of the second quarter TETRA only cash on hand was $18.8 million.  With a strong balance sheet, TETRA remains positioned to invest opportunistically into the recovering market.

Special items

Special items, including Discontinued Operations, incurred in the second quarter, as detailed on Schedule E, include the following:

•	$4.3 million non-cash expense for a fair value adjustment of SwiftWater earn-out obligation given the stronger than expected results of the acquisition.
•	$2.2 million non-cash expense on stock warrant fair value adjustments
•	$0.5 million non-cash gain for a fair value adjustment of the CSI Compressco Series A Convertible Preferred units
•	$0.1 million in expenses from severance and transaction costs

Additionally, a normalized tax rate of 21% is reflected in Adjusted Net Income, as shown on Schedule E.

Total Year 2018 Guidance Update

We expect total year 2018 revenue from continuing operations to be between $965 million and $1.005 billion, up from the prior guidance of $945 million and $985 million.  We expected consolidated adjusted EBITDA of between $170 million and $190 million, up from the prior guidance of $168 million and $188 million. The increased revenue and adjusted EBITDA is reflecting the higher new equipment sales for CSI Compressco.  Total year projected loss before taxes is expected to be between $16.9 million and $35.9 million, compared to the prior guidance of $7.5 and $27.5 million, reflecting the second quarter non-cash expenses partially offset by the higher CSI Compressco equipment sales EBITDA. Total year projected loss before taxes includes special items year to date of $9.9 million.

Projected total year capital expenditures for TETRA only are expected to be between $45 million and $55 million. CSI Compressco capital expenditures are expected to be between $110 million and $120 million inclusive of maintenance capital expenditures of between $18 million and $20 million.

Projected total year TETRA only free cash flow is expected to be between $15 million and $25 million inclusive of distributions from CSI Compressco.

Schedule J reconciles projected adjusted EBITDA to profit before taxes.

Conference Call

TETRA will host a conference call to discuss these results today, August 9, 2018, at 10:30 a.m. ET. The phone number for the call is 888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10115962, for one week following the conference call and the archived webcast call will be available through the Company’s website for 30 days following the conference call.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman

Ph: 281-367-1983

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement (unaudited)

Schedule B: Financial Results By Segment (unaudited)

Schedule C: Consolidated Balance Sheet (unaudited)

Schedule D: Long-Term Debt

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation of TETRA Net Debt

Schedule H: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Cash Flow From Continuing Operations

Schedule J: Non-GAAP Reconciliation to Projected 2018 Adjusted EBITDA

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected benefits from the acquisition of SwiftWater Energy Services and expected results of operational business segments for 2018, including levels of cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In Thousands, Except per Share Amounts)
Revenues	$260,072	$179,931	$459,453	$339,340

Cost of sales, services, and rentals	183,292	124,612	328,249	237,843
Depreciation, amortization, and accretion	28,979	25,784	55,420	52,308
Total cost of revenues	212,271	150,396	383,669	290,151
Gross profit	47,801	29,535	75,784	49,189

General and administrative expense	33,617	29,460	64,420	56,211
Interest expense, net	18,379	14,328	33,352	28,095
Warrants fair value adjustment (income) expense	2,195	(5,545)	201	(11,521)
CCLP Series A Preferred Units fair value adjustment (income) expense	(512)	(4,834)	846	(3,203)
Litigation arbitration award income	—	—	—	(12,816)
Other expense, net	3,808	775	6,584	1,236
Loss before taxes and discontinued operations	(9,686)	(4,649)	(29,619)	(8,813)
Provision for income taxes	2,446	3,317	3,570	3,398
Loss before discontinued operations	(12,132)	(7,966)	(33,189)	(12,211)
Discontinued operations:
Loss from discontinued operations (including 2018 loss on disposal of $33.8 million), net of taxes	(21)	(6,653)	(41,727)	(13,660)
Net loss	(12,153)	(14,619)	(74,916)	(25,871)
Loss attributable to noncontrolling interest	6,188	3,628	15,303	12,417
Loss attributable to TETRA stockholders	$(5,965)	$(10,991)	$(59,613)	$(13,454)

Basic per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.05)	$(0.04)	$(0.14)	$0.00
Loss from discontinued operations attributable to TETRA stockholders	$0.00	$(0.06)	$(0.33)	$(0.12)
Net loss attributable to TETRA stockholders	$(0.05)	$(0.10)	$(0.47)	$(0.12)
Weighted average shares outstanding	122,474	114,534	125,553	114,375

Diluted per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.05)	$(0.04)	$(0.14)	$0.00
Loss from discontinued operations attributable to TETRA stockholders	$0.00	$(0.06)	$(0.33)	$(0.12)
Net loss attributable to TETRA stockholders	$(0.05)	$(0.10)	$(0.47)	$(0.12)
Weighted average shares outstanding	122,474	114,534	125,553	114,375

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$76,556	$73,995	$129,660	$130,223
Water & Flowback Services Division	83,646	31,086	144,721	69,265
Compression Division	99,924	75,312	185,346	140,871
Eliminations and other	(54)	(462)	(274)	(1,019)
Total revenues	$260,072	$179,931	$459,453	$339,340

Gross profit (loss) by segment:
Completion Fluids & Products Division	$14,396	$22,358	$21,082	$33,688
Water & Flowback Services Division	18,631	(245)	30,035	2,003
Compression Division	14,933	7,533	24,973	13,698
Corporate overhead and eliminations	(159)	(111)	(306)	(200)
Total gross profit	$47,801	$29,535	$75,784	$49,189

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$9,981	$16,616	$12,430	$36,088
Water & Flowback Services Division	8,311	(3,920)	14,859	(5,186)
Compression Division	(8,655)	(6,180)	(22,673)	(20,513)
Corporate overhead and eliminations	(19,323)	(11,165)	(34,235)	(19,202)
Total income (loss) before taxes	$(9,686)	$(4,649)	$(29,619)	$(8,813)

Please note that the above results by Segment include special charges and expenses. Please see Schedule E for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	June 30, 2018	December 31, 2017
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$70,157	$26,128
Accounts receivable, net	181,454	144,051
Inventories	133,367	115,438
Assets of discontinued operations	1,538	121,134
Other current assets	23,730	17,858
PP&E, net	833,078	809,432
Other assets	136,295	74,573
Total assets	$1,379,619	$1,308,614

Liabilities of discontinued operations	$8,343	$73,913
Other current liabilities	158,839	148,026
Long-term debt (1)	810,739	629,855
Long-term portion of decommissioning liabilities	12,073	11,738
CCLP Series A Preferred	45,644	61,436
Warrant liability	13,403	13,202
Other long-term liabilities	19,516	17,883
Equity	311,062	352,561
Total liabilities and equity	$1,379,619	$1,308,614

(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	June 30, 2018	December 31, 2017
	(In Thousands)
TETRA
Bank revolving line of credit facility	$59,906	$—
TETRA 11% Senior Note	118,341	117,679
TETRA total debt	178,247	117,679
Less current portion	—	—
TETRA total long-term debt	$178,247	$117,679

CSI Compressco LP
Bank Credit Facility	$—	$223,985
New ABL Credit Agreement	—	—
7.25% Senior Notes	288,989	288,191
7.50% Senior Notes	343,503	—
Total debt	632,492	512,176
Less current portion	—	—
CCLP total long-term debt	$632,492	$512,176
Consolidated total long-term debt	$810,739	$629,855

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, and special charges; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

9

Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and special charges, equity compensation, and allocated corporate overhead charges to our CSI Compressco LP subsidiary, pursuant to our Omnibus Agreement, which were reimbursed with CSI Compressco LP common units. Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items

	Three Months Ended
	June 30, 2018
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income (Loss) Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(3,620)	$(343)	$(6,593)	$3,316	$0.03
Severance expense	(43)	(9)	(9)	(25)	0.00
Stock warrant fair value adjustment	(2,195)	(461)	—	(1,734)	(0.01)
Convertible Series A preferred fair value adjustments	512	108	414	(10)	0.00
Transaction costs	(40)	(8)	—	(32)	0.00
Swiftwater Earnout Adjustment	(4,300)	(903)	—	(3,397)	(0.03)
Effect of deferred tax valuation allowance and other related tax adj.	—	4,062	—	(4,062)	(0.03)
Net income (loss) before discontinued operations	(9,686)	2,446	(6,188)	(5,944)	(0.05)
Loss from discontinued operations				(21)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(5,965)	$(0.05)

	Three Months Ended
	March 31, 2018
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income (Loss) Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(16,067)	$(3,375)	$(5,896)	$(6,796)	$(0.06)
Severance expense	(73)	(15)	—	(58)	0.00
Stock warrant fair value adjustment	1,994	419	—	1,575	0.01
Convertible Series A preferred fair value adjustments	(1,358)	(285)	(981)	(92)	0.00
Prior debt issuance cost	(3,541)	(744)	(2,238)	(559)	0.00
Transaction costs	(888)	(186)	—	(702)	(0.01)
Effect of deferred tax valuation allowance and other related tax adj.	—	5,310	—	(5,310)	(0.05)
Net income (loss) before discontinued operations	(19,933)	1,124	(9,115)	(11,942)	(0.10)
Loss from discontinued operations				(41,706)	(0.36)
Net Income (loss) attributable to TETRA stockholders, as reported				$(53,648)	$(0.46)

	Three Months Ended
	June 30, 2017
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income (Loss) Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges	$(14,247)	$(9,541)	$(6,983)	$2,277	$0.02
Severance expense	(585)	(176)	—	(409)	0.00
Stock warrant fair value adjustment	5,545	1,663	—	3,882	0.03
Convertible Series A preferred offering cost and fair value adjustments	4,834	1,450	3,478	(94)	0.00
Software writeoff	(196)	(59)	(123)	(14)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	9,980	—	(9,980)	(0.09)
Net income (loss) before discontinued operations	(4,649)	3,317	(3,628)	(4,338)	(0.04)
Loss from discontinued operations				(6,653)	(0.06)
Net Income (loss) attributable to TETRA stockholders, as reported				$ (10,991)	$(0.10)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	June 30, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$9,981	$—	$9,981	$(131)	$3,875	$—	$13,725
Water & Flowback Services Division			8,311	4,330	12,641	(1)	7,497	—	20,137
Compression Division			(8,655)	(499)	(9,154)	13,634	17,448	496	22,424
Eliminations and other			4	—	4	—	(5)	—	(1)
Subtotal			9,641	3,831	13,472	13,502	28,815	496	56,285
Corporate and other			(19,327)	2,236	(17,091)	4,877	164	2,050	(10,000)
TETRA excluding Discontinued Operations	$(12,132)	$2,446	$(9,686)	$6,067	$(3,619)	$18,379	$28,979	$2,546	$46,285

	March 31, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$2,449	$70	$2,519	$(233)	$3,901	$—	$6,187
Water & Flowback Services Division			6,548	3	6,551	(15)	5,027	—	11,563
Compression Division			(14,018)	4,898	(9,120)	11,214	17,367	(604	18,857
Eliminations and other			—	—	—	—	(5)	—	(5)
Subtotal			(5,021)	4,971	(50)	10,966	26,290	(604	36,602
Corporate and other			(14,912)	(1,106)	(16,018)	4,007	151	1,480	(10,380)
TETRA excluding Discontinued Operations	$(21,057)	$1,124	$(19,933)	$3,865	$(16,068)	$14,973	$26,441	$876	$26,222

	Three Months Ended
	June 30, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$16,616	$—	$16,616	$27	$4,107	$—	$20,750
Water & Flowback Services Division			(3,920)	5	(3,915)	(125)	4,362	—	322
Compression Division			(6,180)	(4,638)	(10,818)	10,184	17,204	935	17,505
Eliminations and other			4	—	4	—	(5)	—	(1)
Subtotal			6,520	(4,633)	1,887	10,086	25,668	935	38,576
Corporate and other			(11,169)	(4,966)	(16,135)	4,242	117	2,065	(9,711)
TETRA excluding Discontinued Operations	$(7,966)	$3,317	$(4,649)	$(9,599)	$(14,248)	$14,328	$25,784	$3,000	$28,865

Schedule G: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of June 30, 2018, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	June 30, 2018
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$18.8	$51.4	$70.2

Carrying value of long-term debt:
Revolver debt outstanding	59.9	—	59.9
Senior Notes outstanding	118.3	632.5	750.8
Net debt	$159.4	$581.1	$740.5

Schedule H: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$19,134	$(31,261)	$19,977
ARO settlements	—	—	23
Capital expenditures, net of sales proceeds	(38,318)	(28,816)	(11,451)
Consolidated adjusted free cash flow	(19,184)	(60,077)	8,549

CSI Compressco LP
Net cash provided by operating activities	(3,908)	(365)	9,533
Capital expenditures, net of sales proceeds	(30,223)	(17,039)	(4,262)
CSI Compressco free cash flow	(34,131)	(17,404)	5,271

TETRA Only
Cash from operating activities	23,042	(30,896)	10,444
ARO settlements	—	—	23
Capital expenditures, net of sales proceeds	(8,095)	(11,777)	(7,189)
Free cash flow before ARO settlements	14,947	(42,673)	3,278
Distributions from CSI Compressco LP	2,992	2,954	2,812
Adjusted TETRA only free cash flow *	17,939	(39,719)	6,090

* Includes the impact from discontinued operations.  See schedule I to exclude the impact from discontinued operations.

Schedule I: TETRA Only Adjusted Cash Flow From Continuing Operations

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Thousands)
TETRA Only
Cash from operating activities	$ 23,042	$ (30,896)	$ 10,444
Less: Discontinued operations operating activities (adjusted EBITDA)(1)	(21)	(8,176)	(3,732)
Cash from continued operating activities	23,063	(22,720)	14,176
Less: Continuing operations capital expenditures(2)	(8,037)	(10,151)	(5,661)
Plus: Distributions from CSI Compressco LP	2,992	2,954	2,812
TETRA only adjusted free cash flow from continuing operations	$ 18,018	$ (29,917)	$ 11,327

(1) Reconciled to loss from discontinued operations as follows:	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Thousands)
Loss from discontinued operations	(21)	(41,706)	(6,653)
Plus: Income tax provision (benefit)	—	(2,327)	86
Plus: Depreciation & amortization	—	2,069	2,835
Plus: loss on disposal of discontinued operations	—	33,788	—
Less: Discontinued operations adjusted EBITDA	(21)	(8,176)	(3,732)

(2) Reconciled to TETRA only capital expenditures as follows:	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(In Thousands)
TETRA only capital expenditures	(8,095)	(11,777)	(7,189)
Less: Discontinued operations capital expenditures	(58)	(1,626)	(1,528)
Plus: Continuing operations capital expenditures	(8,037)	(10,151)	(5,661)

Schedule J: Non-GAAP Reconciliation to Projected 2018 Adjusted EBITDA

EBITDA Reconciliation Table for adjusted EBITDA of $170 million

	Adjusted EBITDA(1)	Equity Comp Expense	DD&A	Interest Expense	Adj Income Before Tax	Impairments & Special Charges	Income before Tax
(In Millions)
Total Adjusted EBITDA	$ 170.0	$ 9.0	$ 112.5	$ 74.5	$ (26.0)	$ 9.9	$ (35.9)

EBITDA Reconciliation Table for adjusted EBITDA of $190 million

	Adjusted EBITDA(1)	Equity Comp Expense	DD&A	Interest Expense	Adj Income Before Tax	Impairments & Special Charges	Income before Tax
(In Millions)
Total Adjusted EBITDA	$ 190.0	$ 9.0	$ 113.5	$ 74.5	$ (7.0)	$ 9.9	$ (16.9)

(1)  Does not include the favorable impact to adjusted EBITDA from approximately $2 million of used units cost of goods sold from Compression.